Exhibit 10.3

CONSENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This CONSENT AND AMENDMENT, dated as of August 7, 2006,  (this “Amendment”) is made in reference to that certain the Loan and Security Agreement, dated as of August 23, 2000, by and between IPARTY RETAIL STORES CORP. (“iParty Retail” or a “Borrower”), a Delaware corporation, and IPARTY CORP., a Delaware corporation ( “iParty Corp.” or a “Borrower”, and together with iParty Retail, the “Borrowers”), and WELLS FARGO RETAIL FINANCE II, LLC, a Delaware limited liability company (the “Lender”), as amended by that First Amendment to Loan and Security Agreement dated as of May 23, 2002 by and between the Borrowers and the Lender, as amended by that Second Amendment to Loan and Security Agreement dated as of January 2, 2004 by and between the Borrowers and the Lender, and as amended by that Third Amendment to Loan and Security Agreement dated as of April 27, 2005 by and between the Borrowers and the Lender, and as amended by that Fourth Amendment to Loan and Security Agreement dated as of January 17, 2006 (as amended from time to time, the “Loan Agreement”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Borrowers have entered into, or propose to enter into that Asset Purchase Agreement dated as of August 7, 2006 (the “Asset Purchase Agreement”) by and between the Borrowers and Party City Corporation (the “Seller”), pursuant to which iParty Retail will purchase and acquire certain of the assets (and assume certain of the liabilities associated with those assets) of the Seller’s Massachusetts retail store located at 300 Andover Street, Peabody, MA 01960 (the “Acquired Location”) for $2,450,000, as more fully specified in the Asset Purchase Agreement, payable $1,850,000 in cash and the balance, $600,000, by a Subordinated Promissory Note in such amount executed by iParty Retail (the “Seller Note”).

In addition, iParty Corp. has entered into a Supply Agreement dated as of August 7, 2006 by and between Amscan, Inc. (“Amscan”) and iParty Corp. (the “Supply Agreement”) pursuant to which iParty Corp. has agreed to purchase party goods from Amscan and will receive certain favorable pricing terms and rebates and which provides for $1,850,000 in current trade payables to be extended until October 31, 2006 and for iParty Corp. to have the option to term out such trade payables over a three-year term pursuant to a Subordinated Promissory Note in such amount payable to Amscan in the form attached to the Supply Agreement (the “Trade Note”).

The Asset Purchase Agreement  and Supply Agreement shall hereinafter be referred to as the “Transaction Documents”.  The transactions contemplated by the Transaction Documents shall hereinafter be referred to as the “Transactions”.

Borrowers have requested that the Lender consent to the entry into the Transaction Documents and consummation of the Transactions on the terms contained therein.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

1.   Consent.  Lender hereby consents to the Borrowers’ entry into the Transaction Documents and consummation of the Transactions contemplated thereby on the terms and conditions contained therein, subject to execution by Borrowers of this Amendment and satisfaction of the conditions contained herein.  In connection therewith, Borrowers represent and warrant that they have provided true and complete copies of the Transaction Documents to the Lender.

2.   Insurance.  Prior to or simultaneously with the consummation of the Transactions, Borrowers shall provide Lender with evidence that it has insurance covering the Acquired Location and their contents, including without limitation, the Inventory contained therein covering such risks, in such amounts, containing such terms, in such form, for such periods, and written such by such companies as are reasonably satisfactory to the Lender and which otherwise comply with Section 5-7 of the Loan Agreement.

3.   New Definitions.   The following shall be added as new definitions to Exhibit 3 of the Loan Agreement:

“Amendment Number Five” means that Fifth Amendment to the Loan Agreement.

“Effective Date of Amendment Number Five” has that meaning ascribed to it in Amendment Number Five to the Loan Agreement.

“Seller Note” means that certain Subordinated Promissory Note dated as of August 7, 2006 in the face amount of $600,000 executed by iParty Retail in favor of Party City Corporation.

“Subordination Agreement” means a subordination agreement, in form and substance acceptable to the Lender in its sole discretion, pursuant to which a creditor of the Borrowers or any guarantor of the Liabilities acknowledges and agrees that the obligations of the Borrowers or any guarantor of the Liabilities to such creditor are subordinate to the obligations of the Borrowers and any guarantor of the Liabilities to the Lender.

“Supply Agreement” means into a Supply Agreement dated as of August 7, 2006 by and between Amscan, Inc. and iParty Corp. (or any replacement thereof entered into by the Borrowers with the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed) pursuant to which iParty Corp. has agreed to purchase party goods from Amscan, Inc. and will receive certain favorable pricing terms and rebates and which provides for approximately $1,150,000, in current trade payables to be extended until October 31, 2006 and for iParty Corp. to have the option to term out such unpaid extended trade payables, or such greater amount of trade payables, as may be agreed to by the parties, with the consent of the Lender, which consent shall not be unreasonably withheld or delayed (the Extended Payables”) over a three-year term pursuant to the terms of the Trade Note.

“Trade Note” means that certain Subordinated Promissory Note in the face amount  of the Extended Trade Payables to be executed by iParty Retail on or before October 31, 2006 and made payable to Amscan, Inc., in form and substance attached to the Supply Agreement as Exhibit “1”.

4.   Indebtedness.   Section 5-6 of the Loan Agreement shall be amended to add the following subparagraphs:  “(d)  unsecured Indebtedness evidenced by the Seller Note, which shall at all times be subject to a Subordination Agreement. (f) unsecured Indebtedness evidenced by the Trade Note, which shall at all times be subject to a Subordination Agreement;(g) unsecured Indebtedness evidenced by any guaranty by any Borrower of any Indebtedness or other obligations of any other Borrower that is permitted under this Agreement and (h) other unsecured Indebtedness which is consented to by the Lender in its sole discretion (“Additional Subordinated Debt”)-and which is at all times subject to a Subordination Agreement.”

5.   Covenants.   New Sections 5-27 and 5-28 shall be added to the Loan Agreement, which shall read as follows:  “5-27.  The Borrowers shall not fail to exercise their option to term out at least approximately $1,150,000 in current trade payables over a three-year term pursuant to the terms of the Trade Note.  5-28.  No party to the Supply Agreement is in default or violation of the Supply Agreement, and the Supply Agreement is, and shall at all times remain, in full force and effect

6.   Exhibits.   The following Exhibits to the Loan Agreement are hereby stricken and replaced by the correspondingly identified Exhibits attached hereto:  5-4 [Locations]; 5-9 [Leases].

7.   Events of Default.   A new Section 10-19 shall be added to the Loan Agreement which shall read as follows:  “10-19. Subordinated Indebtedness.  (a)  The occurrence of any default or event of default in respect of any the Seller Note, the Term Note (following execution and delivery thereof by the obligor thereunder to Amscan, Inc.) or any Additional Subordinated Debt, or (b)  the occurrence of any breach of any Subordination Agreement by any party thereto.

8.   Acknowledgement of Liabilities by Borrower.   The Borrowers confirm and agree that (a) all representations and warranties contained in the Loan Agreement and in the other Loan Documents are on the date hereof true and correct in all material respects, and (b) it is unconditionally liable for the punctual and full payment of all Liabilities, including, without limitation, all reasonable charges, fees, expenses and costs (including attorneys’ fees and expenses) under the Loan Documents, and that the Borrowers have no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Liabilities.

9.   Ratification of Financing.   The Borrowers confirm that the Loan Agreement and the Loan Documents remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein.  This Amendment shall be deemed to be one of the Loan Documents and, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.  This Amendment shall be considered a Loan Document and, without in any way limiting the application of other provisions of the Loan Agreement, this Amendment shall governed by the provisions of Articles 14-2, 14-3, 14-4, 14-7, 14-8, 14-9, 14-10, 14-14 of the Loan Agreement.  No further amendment to the Loan Agreement shall be made except by a writing signed by all parties to the Loan Agreement.

10.   Representations, Warranties and Covenants.   The Borrowers represent, warrant and covenant with and to the Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Agreements, begin continuing condition of the making or providing any loans or L/Cs by the Lender to Borrowers:

(a)   This Amendment has been duly authorized, executed and delivered by all necessary action of the Borrowers, and is in full force and effect, and the agreements and obligations of the Borrowers contained here constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

(b)   After giving effect to this Amendment, there is no Event of Default under the Loan Agreement or any of the Loan Documents.

11.   Conditions Precedent.   This Amendment shall become effective (the “Effective Date of the Amendment Number Four”) upon satisfaction of each of the following conditions precedent or waiver of such conditions by the Lender:

(a)   Receipt by Lender of this Amendment duly executed by the Borrower, the Guarantor and Lender.

(b)   All representations and warranties contained herein shall be true and correct in all material respects.

(c)   After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(d)   Receipt by Lender of true and correct copies of all Transaction Documents.

(e)   Receipt by Lender of evidence, satisfactory to the Lender, that the Transactions have been consummated in accordance with the Transaction Documents.

(f)   Receipt by Lender of such other documents as the Lender may reasonably request.

12.   Miscellaneous.   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.  This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

13.   Counterparts.   This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and submissible into evidence and all of which together shall be deemed to be a single instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO RETAIL FINANCE II, LLC
(the “Lender”)

		By:	/s/ LYNN S. WHITMORE
		Name:	Lynn S. Whitmore
		Title:	Senior Vice President
BORROWERS:

IPARTY RETAIL STORES CORP.

By:	/s/ SAL V. PERISANO
Name: Sal V. Perisano
Title: CEO

IPARTY CORP.

By:	/s/ SAL V. PERISANO
Name: Sal V. Perisano
Title: CEO

Signature Page to Amendment No. Five